Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Appoints James Hatley as Vice President Production, Canada

Corpus Christi, TX, May 18, 2023 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce the appointment of James Hatley as UEC’s Vice President Production, Canada.

Amir Adnani, President and CEO, announced: “We are pleased to welcome James Hatley to our production team to develop our Canadian assets including the Roughrider Project which is an exciting catalyst for UEC in Eastern Athabasca and anchors our Canadian high-grade conventional pipeline.”

James Hatley has 25-years of mining experience including uranium and base metals mine development, construction, and operations. Most recently he led the construction of three mines at one of Canada’s largest mining projects, the Voisey’s Bay Mine Expansion for Vale.

Prior to Vale, James was the senior VP of Project Development at NexGen Energy and consulted overseas for Saudi Aramco.

James spent over 13 years with Cameco Corporation, including key leadership roles as project director and superintendent for the McArthur River Expansion, Millennium Project, chief mine engineer at McArthur River, and technical and project management for the Cigar Lake Project. The development of McArthur River and Cigar Lake produced the world’s top two highest grade, highest producing, and lowest quartile cost uranium assets which required specialized knowledge and technical approaches.

Mr. Hatley is a Professional Engineer (P.Eng.), Project Management Professional (PMP) and holds a Master of Business Administration from Athabasca University. James was a board member of the Saskatchewan Mining Association for three terms and in 2017 received a Canadian Institute of Mining and Metallurgy Fellowship for “over 20 Years of Technical Leadership”.

James Hatley, VP Production, Canada, stated: “I am delighted to join UEC and spearhead the development of the Canadian project pipeline into operations. Through UEC’s portfolio of high grade assets, we are poised to become the next uranium producer in the Athabasca Basin. The 100% owned Roughrider Project (1) will have a pivotal role in the Athabasca Basin with respect to potential production and timing to UEC, our stakeholders, and the Canadian uranium industry. Specifically, the tier one work by prior owner Rio Tinto in advancing the project design, community engagement, environmental assessment, and past regulatory submissions(2) provide a solid foundation for future advancement.”

(1) Item 1302 of SEC Regulation SK-1300 Technical Resource Summary Report (the “TRS”) prepared in accordance with S-K 1300 and was filed on May 2, 2023 with the Securities and Exchange Commission (“SEC”) through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on May 2, 2023. The TRS was prepared on behalf of the Company by SRK Consulting (UK) Ltd.

(2) Rio Tinto – Roughrider Advanced Exploration Program, 2013-2014, https://publications.saskatchewan.ca/#/categories/115

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company’s operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the SEC. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.